UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                  July 13, 2009

APPLIED ENERGETICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

3590 East Columbia Street, Tucson, Arizona	85714
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2009, the Compensation Committee of the Board of Directors of Applied Energetics, Inc. (the “Registrant”) awarded an option to purchase 250,000 shares of common stock of the Registrant to Kenneth M. Wallace, Chief Financial Officer of the Registrant.  The grant date is July 16, 2009, the option will be exercisable at a price per share of $0.40, the closing sale price of the Registrant’s common stock on July 16, 2009, will become exercisable as to 83,334 of the shares covered thereby on July 16, 2009, an additional 83,333 of the shares covered thereby on the second day following the date on which the Registrant files its Quarterly Report for the quarter ending June 30, 2010 and the remaining 83,333 of the shares covered thereby on the second day following the date on which the Registrant files its Quarterly Report for the quarter ending June 30, 2011, and expire on July 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC. (Registrant)

By:	/s/ Kenneth Wallace
Kenneth Wallace Chief Financial Officer

Date:  July 16, 2009